Exhibit 10.33

AMENDMENT NO. 1 TO
EMPLOYEMENT AGREEMENT

THIS AMENDMENT, dated as of November 23, 2009 (this “Amendment”), between National Holdings Corporation (the “Company”) and Leonard Sokolow (the “Executive”).

W I T N E S S E T H

WHEREAS, the parties hereto have heretofore entered into an Employment Agreement, dated July 1, 2008 (the “Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.           Definitions; References; Continuation of Agreement.  Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement.  Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.  Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2.           Compensation.  Section 4(b) is hereby amended in its entirety as follows:

“(b)(i)  Bonuses.  During the Term of Employment, the Executive shall be entitled to receive the following bonuses from the Company:

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for the first fiscal quarter, an amount equal to seven and one-half (7.5%) percent of the Company’s Adjusted EBITDA (as defined below) in excess of $375,000 for such first fiscal quarter (“First Interim Amount”);

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for the second fiscal quarter, an amount equal to the difference between (x) seven and one-half (7.5%) percent of the Company’s Adjusted EBITDA in excess of $750,000 for the first six months of the fiscal year and (y) the First Interim Amount (“Second Interim Amount”);

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for the third fiscal quarter, an amount equal to the difference between (x) seven and one-half (7.5%) percent of the Company’s Adjusted EBITDA in excess of $1,125,000 for the first nine months of the fiscal year and (y) the Second Interim Amount (“Third Interim Amount”); and

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for the fourth fiscal quarter, an amount equal to the difference between (x) seven and one-half (7.5%) percent of the Company’s Adjusted EBITDA in excess of $1,500,000 for the entire fiscal year and (y) the Third Interim Amount (“Fourth Interim Amount”; and with the First, Second and Third Interim Amounts, the “Annualized Bonus”);

provided, however, fifty percent (50%) of the First, Second, Third and Fourth Interim Amounts shall be paid in cash as soon as practicable after the end of each fiscal quarter (“Paid Portion”), and fifty percent (50%) of the First, Second, Third and Fourth Interim Amounts shall accrue until the conclusion of the fiscal year (“Accrued Portion”).

For the purpose of this Agreement, “Adjusted EBITDA” shall mean the net income of the Company for a particular fiscal quarter before interest, taxes, depreciation and amortization, adjusted to exclude non-cash compensation expense (including the amortization of costs associated with the issuance of stock options) and write down of forgivable loans.

Notwithstanding anything to the contrary in this sub-section (b)(i):

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at the conclusion of the fiscal year, the Company and the Executive shall ‘true up’ the Annualized Bonus, the Paid Portion and the Accrued Portion, with payment (if any) to made as soon as practicable following the determination of such ‘true up’ amount.

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To the extent that the Adjusted EBITDA for such fiscal year is between $1,500,000 and $4,500,000), up to 100% of the Accrued Portion may, at the Board’s discretion, be satisfied by the issuance of the Company’s restricted common stock, at its then fair market value.

•	To the extent that the Adjusted EBITDA for such fiscal year exceeds $4,500,000, the Accrued Portion shall be paid in cash.

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To the extent that the ‘true up’ calculation results in a negative amount (i.e., the Paid Portion exceeds the Annualized Bonus) then (i) the Company shall have no right to clawback such amount from the Executive but (ii) such amount shall first be deducted from the Annualized Bonus (if any) to be paid for future periods.

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All bonuses shall be subject to applicable withholding taxes which shall be paid by the Company and other similar deductions and any payment of Accrued Bonus payable in Company common stock shall accordingly be calculated net of such withholding on the aggregate bonus amount paid.

Notwithstanding anything to the contrary in this Section 2(b)(i), in no event shall the Annualized Bonus  exceed an amount equal to 100% of the then current Base Salary for such fiscal year.

(ii)           In addition to the bonus set forth is 4(b)(i) above, the Executive shall be entitled to such additional Bonuses, if any, as the Board may in its sole and absolute discretion determine based upon its assessment of the performance of the President in the following areas:  (A) revenue growth of the Company, (B) new business development, (C) investor relations, (D) communication with the Board of Directors, (E) communication and collaboration with the other members of the Executive Committee of the Board of Directors, and (F) special projects as assigned by the Board of Directors.  Payment of such additional Bonuses may be in the form of cash and/or Company common stock at the Board’s discretion.

4.           Counterparts.  This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

NATIONAL HOLDINGS CORPORATION

By:/S/ MARK GOLDWASSER Mark Goldwasser, Chief Executive Officer

/S/ LEONARD SOKOLOW
Leonard Sokolow

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